UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway		95403
Santa Rosa	CA
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KEYS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2025, following the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (“Board”) of Keysight Technologies, Inc. (the “Company”) resolved to increase the size of the Board from ten (10) to eleven (11) and appointed Keith Jensen as a director, each effective November 19, 2025. Mr. Jensen will serve as a Class I director with a term expiring at the 2027 Annual Meeting of the Stockholders. Mr. Jensen will also serve on the Audit and Finance and Nominating and Corporate Governance Committees of the Board. The Board has determined that Mr. Jensen meets the independence standards adopted by the Board in compliance with the New York Stock Exchange rules and Item 407(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Mr. Jensen, 66, is a seasoned executive in the technology industry with a record of driving financial and productivity improvements. From 2014 to May 2025, Mr. Jensen served as Chief Accounting Officer, and then as Chief Financial Officer of Fortinet, Inc., a position from which he retired on May 15, 2025. Between 1999 and 2014, Mr. Jensen held various senior finance positions with Dorado, Sybase (acquired by SAP in 2010) and DataDirect Networks, where Mr. Jensen served as Chief Administrative Officer and Corporate Controller. Mr. Jensen earned a Bachelor of Science degree from California State University, Sacramento.

Mr. Jensen will receive the standard compensation for his service as a non-employee director in accordance with the Company’s director compensation program. In connection with this appointment, the Company and Mr. Jensen will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Jensen and any other person pursuant to which Mr. Jensen was elected as a director. There are no transactions in which Mr. Jensen has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act.

Additionally, on the same date, Mr. Paul A. Lacouture, a director since 2019, informed the Company that he would not be standing for re-election to the Board at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Until the conclusion of the 2026 Annual Meeting, Mr. Lacouture will continue to serve as a director of the Company and remain in his committee roles with the Board. We thank Mr. Lacouture for the contributions he has made to the Company, our Board and our stockholders. Mr. Lacouture’s retirement is not because of any disagreement with the Company. The Board also resolved to decrease the size of the Board from eleven (11) to ten (10) members with effect as of the conclusion of the 2026 Annual Meeting.

The Company issued a press release on November 20, 2025 announcing the appointment of Mr. Jensen to the Board. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1	Press Release dated November 20, 2025 announcing new Board member
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/ Jeffrey K. Li
	Name:	Jeffrey K. Li
	Title:	Senior Vice President, General Counsel and
Secretary

Date: November 20, 2025

3